Exhibit 99.1

Staffing 360 Solutions Issues Revised Quarterly Revenue Guidance

Revenue for the Quarter Ended November 30, 2014 Expected to Exceed $35.0 Million

New York, NY – November 12, 2014 – Staffing 360 Solutions, Inc. (OTCQB: STAF), a public company executing a global buy-and-build strategy through the acquisition of domestic and international staffing organizations with operations in the US and Europe, today announced revised revenue guidance for the Company’s quarter ended November 30, 2014, with revenue expected to reach $35.0 million, which is nearly $3.0 million higher than the previously released forecast of $32.1 million.

“We are pleased to announce revised revenue guidance that is nearly $3.0 million greater than our previous estimates,” stated Matt Briand, Chief Executive Officer of Staffing 360 Solutions. “Our guidance represents significant year-over-year revenue growth and is a major testament to both our targeted M&A and organic growth strategies. As we continue to pursue our Pathway to Profitability, we look forward to keeping the investment community apprised of our progress and achievements.”

Staffing 360 Solutions has grown significantly over the past year. As part of the Company’s growth strategy, Staffing 360 Solutions has successfully completed five acquisitions, including operations in the United States and United Kingdom. The Company reported revenues of approximately $2.0 million for the quarter ended November 30, 2013 versus its guidance of $35.0 million for the same period this year.

Staffing 360 Solutions believes that the highly fragmented temporary staffing industry is ideally suited for a consolidation strategy. The management team continues to create a robust pipeline of prospective acquisitions with a longer term objective of driving annual revenues in excess of $300 million.

Staffing 360’s investor fact sheet, which contains a comprehensive chart of the Company’s revenue guidance, can be viewed at:

www.staffing360solutions.com/content/staf_ifs.pdf

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations with operations in the US and Europe. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT and cybersecurity industries. The Company believes the staffing industry offers opportunities to create a successful public company with a longer term objective of accretive acquisitions that will drive annual revenues to $300 million. For more information, please visit: www.staffing360solutions.com

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to, the ability to enter into any additional acquisitions and the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

212.634.6413

investors@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

Jeff R. Mitchell, Chief Financial Officer

212.634.6411

info@staffing360solutions.com